Contact:
Matthew S. Stadler
EVP and CFO
Tel (212) 446-9168

COHEN & STEERS REPORTS SECOND QUARTER 2016
DILUTED EPS OF $0.53, OR $0.46, AS ADJUSTED

NEW YORK, NY, July 20, 2016—Cohen & Steers, Inc. (NYSE: CNS) reported net income attributable to common stockholders of $24.8 million, or $0.53 per diluted share and $0.54 per basic share, for the quarter ended June 30, 2016, compared with $19.0 million, or $0.42 per share (diluted and basic), for the quarter ended June 30, 2015. Total revenue for the second quarter of 2016 was a record $86.4 million, an increase of 3.4% from $83.5 million for the second quarter of 2015.
For the six months ended June 30, 2016, the company recorded net income attributable to common stockholders of $42.9 million, or $0.93 per share (diluted and basic), compared with $39.8 million, or $0.87 per diluted share and $0.88 per basic share, for the six months ended June 30, 2015.
Financial Highlights (Unaudited)
For the Periods

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	Change	June 30, 2016	June 30, 2015	Change
U.S. GAAP
Revenue	$86,373	$79,681	8.4%	$166,054	$167,317	(0.8%)
Expenses	$52,242	$51,374	1.7%	$103,616	$101,597	2.0%
Operating income	$34,131	$28,307	20.6%	$62,438	$65,720	(5.0%)
Operating margin	39.5%	35.5%	399 bps	37.6%	39.3%	(168) bps
Non-operating income (loss)	$4,466	$643	*	$5,109	$(1,506)	*
Net income attributable to common stockholders	$24,808	$18,083	37.2%	$42,891	$39,828	7.7%
Diluted earnings per share	$0.53	$0.39	36.6%	$0.93	$0.87	6.8%

As Adjusted (1)
Expenses	$52,242	49,429	5.7%	$101,671	$101,597	0.1%
Operating income	$34,131	$30,252	12.8%	$64,383	$65,720	(2.0%)
Operating margin	39.5%	38.0%	155 bps	38.8%	39.3%	(51) bps
Non-operating income (loss)	$196	$(3)	*	$193	$(595)	*
Net income	$21,283	$18,754	13.5%	$40,037	$40,377	(0.8%)
Diluted earnings per share	$0.46	$0.41	13.0%	$0.86	$0.88	(1.7%)
_______________________
*    Not meaningful
(1) The as adjusted financial measures represent non-GAAP financial measures. Please refer to the “Non-GAAP Reconciliation” on page 17 of this release for a reconciliation to the most directly comparable U.S. GAAP measures.

U.S. GAAP
This section discusses the financial results of the company as presented in accordance with U.S. GAAP for the quarter and six months ended June 30, 2016, compared with the quarter ended March 31, 2016 and the six months ended June 30, 2015.
Revenue
Revenue for the second quarter of 2016 was $86.4 million, an increase of $6.7 million from $79.7 million for the first quarter of 2016. Higher average assets under management in the quarter resulted in the following increases in investment advisory and administration fees for the second quarter of 2016:

•	Institutional account revenue increased $2.1 million to $23.5 million;

•	Open-end fund revenue increased $3.0 million to $36.5 million; and

•	Closed-end fund revenue increased $0.9 million to $19.2 million.
Revenue for the six months ended June 30, 2016 was $166.1 million, a decrease of $1.3 million from $167.3 million for the six months ended June 30, 2015.
Expenses
Expenses for the second quarter of 2016 were $52.2 million, an increase of $0.9 million from $51.4 million for the first quarter of 2016. The change was primarily due to:

•
Higher employee compensation and benefits expenses of $0.2 million, resulting primarily from higher incentive compensation, partially offset by lower stock based compensation. The first quarter of 2016 included the accelerated vesting of certain restricted stock units.

•	Increased distribution and service fees of $1.1 million, primarily due to higher average assets under management in U.S. open-end funds.

•	Lower general and administrative expenses of $0.2 million, primarily due to lower costs associated with hosted wealth management marketing events.
Expenses for the six months ended June 30, 2016 were $103.6 million, an increase of $2.0 million from $101.6 million for the six months ended June 30, 2015.
Operating Margin
Operating margin increased to 39.5% for the second quarter of 2016 from 35.5% for the first quarter of 2016. The first quarter of 2016 included the accelerated vesting of certain restricted stock units. Operating margin decreased to 37.6% for the six months ended June 30, 2016 from 39.3% for the six months ended June 30, 2015.
Non-operating Income
Non-operating income for the second quarter of 2016 was $4.5 million, compared with non-operating income of $0.6 million for the first quarter of 2016. The increase was primarily due to unrealized gains on the company's seed investments. Non-operating income for the six months ended June 30, 2016 was $5.1 million, compared with non-operating loss of $1.5 million for the six months ended June 30, 2015.

As Adjusted
This section discusses the financial results of the company as presented on a non-GAAP basis for the quarter and six months ended June 30, 2016, compared with the quarter ended March 31, 2016 and the six months ended June 30, 2015. The term “as adjusted” is used to identify non-GAAP information in the discussion below and excludes non-operating results from seed investments, the effect of the accelerated vesting of certain restricted stock units in the first quarter of 2016 and the tax effect on these items. Please refer to the “Non-GAAP Reconciliation” on page 17 of this release for a reconciliation to the most directly comparable U.S. GAAP measures.
Diluted Earnings Per Share
Diluted earnings per share, as adjusted, were $0.46 for the quarter ended June 30, 2016, compared with $0.41 for the first quarter of 2016. For the six months ended June 30, 2016, diluted earnings per share, as adjusted, were $0.86 compared with $0.88 for the six months ended June 30, 2015.
Expenses
Expenses for the quarter ended June 30, 2016 were $52.2 million, an increase of $2.8 million compared with expenses, as adjusted, of $49.4 million for the first quarter of 2016. The increase was primarily due to higher incentive compensation which increased consistent with revenue growth. Expenses, as adjusted, for the six months ended June 30, 2016 were $101.7 million, compared with expenses of $101.6 million for the six months ended June 30, 2015.
Operating Margin
Operating margin for the second quarter of 2016 increased to 39.5% from 38.0%, as adjusted, for the first quarter of 2016. Operating margin for the six months ended June 30, 2016, decreased to 38.8%, as adjusted, from 39.3% for the six months ended June 30, 2015.

Assets Under Management Highlights (Unaudited)
June 30, 2016 Compared with March 31, 2016

(in millions)	Assets Under Management
	As of
By Investment Vehicle	June 30, 2016	March 31, 2016	% Change
Institutional accounts	$29,581	$27,857	6.2%
Open-end funds	19,777	18,146	9.0%
Closed-end funds	9,391	9,056	3.7%
Total	$58,749	$55,059	6.7%

By Investment Strategy
U.S. real estate	$30,981	$29,069	6.6%
Global/international real estate	9,984	10,152	(1.7%)
Preferred securities	9,082	8,099	12.1%
Global listed infrastructure	5,760	5,272	9.3%
Other	2,942	2,467	19.3%
Total	$58,749	$55,059	6.7%
Assets under management were a record $58.7 billion as of June 30, 2016, an increase of $3.7 billion from $55.1 billion at March 31, 2016. The increase from March 31, 2016 was attributable to net inflows of $2.3 billion and market appreciation of $2.7 billion, partially offset by distributions of $1.3 billion.
Institutional Accounts
Assets under management in institutional accounts were $29.6 billion as of June 30, 2016, an increase of 6.2% from $27.9 billion at March 31, 2016. The change from March 31, 2016 was due to the following:

•	Market appreciation of $1.3 billion, including $905 million from U.S. real estate, $194 million from global/international real estate and $107 million from global listed infrastructure;

•	Net inflows of $812 million into subadvisory accounts, including $796 million into U.S. real estate;

•
Net inflows of $327 million into advisory accounts, including $350 million into multi-strategy real assets (included in Other in the table above), $200 million into global listed infrastructure, partially offset by net outflows of $140 million from global/international real estate and $97 million from U.S. real estate; and

•	Distributions from subadvisory accounts in Japan of $752 million, including $702 million from U.S. real estate and $45 million from global/international real estate.
Open-end Funds
Assets under management for open-end funds were $19.8 billion as of June 30, 2016, an increase of 9.0% from $18.1 billion at March 31, 2016. The change from March 31, 2016 was due to the following:

•	Market appreciation of $855 million, including $626 million from U.S. real estate and $181 million from preferred securities;

•	Net inflows of $1.2 billion, including $733 million into preferred securities and $549 million into U.S. real estate; and

•	Distributions of $375 million, including $271 million from U.S. real estate and $77 million from preferred securities.
Closed-end Funds
Assets under management for closed-end funds were $9.4 billion as of June 30, 2016, an increase of 3.7% from $9.1 billion at March 31, 2016. The increase from March 31, 2016 was due to market appreciation of $458 million, partially offset by distributions of $123 million.
Balance Sheet Information
As of June 30, 2016, cash, cash equivalents and seed investments were $207 million. As of June 30, 2016, stockholders' equity was $255 million and the company had no debt.
Conference Call Information
Cohen & Steers will host a conference call tomorrow, July 21, 2016 at 10:00 a.m. (ET) to discuss the company's second quarter results. Investors and analysts can access the live conference call by dialing 800-786-5706 (U.S.) or +1-212-231-2937 (international); passcode: 21814646. Participants should plan to register at least 10 minutes before the conference call begins. The presentation that will be reviewed as part of the conference call will be available on the company's website at www.cohenandsteers.com under "Company - Press Releases."
A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on July 21, 2016 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21814646. Internet access to the webcast, which includes audio (listen-only), will be available on the company's website at www.cohenandsteers.com under "Company - Investor Relations." The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong, Tokyo and Seattle.

Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views with respect to, among other things, the company's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the company's Annual Report on Form 10-K for the year ended December 31, 2015 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the company's Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Three Months Ended			% Change From
	June 30, 2016	March 31, 2016	June 30, 2015 (1)	March 31, 2016	June 30, 2015
Revenue
Investment advisory and administration fees	$79,090	$73,088	$77,221
Distribution and service fees	4,671	4,233	4,014
Portfolio consulting and other	2,612	2,360	2,267
Total revenue	86,373	79,681	83,502	8.4%	3.4%
Expenses
Employee compensation and benefits	28,287	28,040	28,395
Distribution and service fees	9,773	8,702	9,525
General and administrative	12,489	12,735	12,825
Depreciation and amortization	1,693	1,897	1,586
Total expenses	52,242	51,374	52,331	1.7%	(0.2%)
Operating income	34,131	28,307	31,171	20.6%	9.5%
Non-operating income
Interest and dividend income—net	558	542	450
Gains (losses) from seed investments—net	3,815	190	(141)
Other gains (losses)	93	(89)	(263)
Total non-operating income	4,466	643	46	*	*
Income before provision for income taxes	38,597	28,950	31,217	33.3%	23.6%
Provision for income taxes	13,676	11,083	12,194
Net income	24,921	17,867	19,023	39.5%	31.0%
Less: Net (income) loss attributable to redeemable noncontrolling interest	(113)	216	(11)
Net income attributable to common stockholders	$24,808	$18,083	$19,012	37.2%	30.5%

Earnings per share attributable to common stockholders
Basic	$0.54	$0.39	$0.42	36.7%	29.0%
Diluted	$0.53	$0.39	$0.42	36.6%	28.9%

Dividends declared per share
Quarterly	$0.26	$0.26	$0.25	—	4.0%

Weighted average shares outstanding
Basic	45,984	45,808	45,462
Diluted	46,378	46,195	45,805

* Not meaningful
(1) During the three months ended December 31, 2015, one of the company's investments changed classification from available-for-sale to equity method. As a result, all prior periods have been retrospectively recast to reflect this investment as if it were always an equity method investment.

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Six Months Ended
	June 30, 2016	June 30, 2015 (1)	% Change
Revenue
Investment advisory and administration fees	$152,178	$154,973
Distribution and service fees	8,904	7,920
Portfolio consulting and other	4,972	4,424
Total revenue	166,054	167,317	(0.8%)
Expenses
Employee compensation and benefits	56,327	54,378
Distribution and service fees	18,475	18,776
General and administrative	25,224	25,288
Depreciation and amortization	3,590	3,155
Total expenses	103,616	101,597	2.0%
Operating income	62,438	65,720	(5.0%)
Non-operating income
Interest and dividend income—net	1,100	749
Gains (losses) from seed investments—net	4,005	(1,573)
Other gains (losses)	4	(682)
Total non-operating income (loss)	5,109	(1,506)	*
Income before provision for income taxes	67,547	64,214	5.2%
Provision for income taxes	24,759	24,420
Net income	42,788	39,794	7.5%
Less: Net loss attributable to redeemable noncontrolling interest	103	34
Net income attributable to common stockholders	$42,891	$39,828	7.7%

Earnings per share attributable to common stockholders
Basic	$0.93	$0.88	6.4%
Diluted	$0.93	$0.87	6.8%

Dividends declared per share
Quarterly	$0.52	$0.50	4.0%

Weighted average shares outstanding
Basic	45,896	45,352
Diluted	46,287	45,893

* Not meaningful
(1) During the three months ended December 31, 2015, one of the company's investments changed classification from available-for-sale to equity method. As a result, all prior periods have been retrospectively recast to reflect this investment as if it were always an equity method investment.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Three Months Ended			% Change From
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015
Institutional Accounts
Assets under management, beginning of period	$27,857	$26,105	$26,704
Inflows	1,626	1,772	781
Outflows	(487)	(582)	(506)
Net inflows	1,139	1,190	275
Market appreciation (depreciation)	1,337	1,215	(1,890)
Distributions	(752)	(653)	(544)
Total increase (decrease)	1,724	1,752	(2,159)
Assets under management, end of period	$29,581	$27,857	$24,545	6.2%	20.5%
Percentage of total assets under management	50.4%	50.6%	48.9%
Average assets under management for period	$28,057	$25,775	$25,942	8.9%	8.2%

Open-end Funds
Assets under management, beginning of period	$18,146	$17,460	$18,062
Inflows	2,393	2,022	2,125
Outflows	(1,242)	(1,698)	(1,761)
Net inflows	1,151	324	364
Market appreciation (depreciation)	855	495	(1,247)
Distributions	(375)	(133)	(943)
Total increase (decrease)	1,631	686	(1,826)
Assets under management, end of period	$19,777	$18,146	$16,236	9.0%	21.8%
Percentage of total assets under management	33.7%	33.0%	32.4%
Average assets under management for period	$18,692	$17,099	$17,514	9.3%	6.7%

Closed-end Funds
Assets under management, beginning of period	$9,056	$9,029	$9,900
Inflows	—	—	—
Outflows	—	(86)	(19)
Net outflows	—	(86)	(19)
Market appreciation (depreciation)	458	235	(387)
Distributions	(123)	(122)	(127)
Total increase (decrease)	335	27	(533)
Assets under management, end of period	$9,391	$9,056	$9,367	3.7%	0.3%
Percentage of total assets under management	16.0%	16.4%	18.7%
Average assets under management for period	$9,160	$8,743	$9,832	4.8%	(6.8%)

Total
Assets under management, beginning of period	$55,059	$52,594	$54,666
Inflows	4,019	3,794	2,906
Outflows	(1,729)	(2,366)	(2,286)
Net inflows	2,290	1,428	620
Market appreciation (depreciation)	2,650	1,945	(3,524)
Distributions	(1,250)	(908)	(1,614)
Total increase (decrease)	3,690	2,465	(4,518)
Assets under management, end of period	$58,749	$55,059	$50,148	6.7%	17.2%
Average assets under management for period	$55,909	$51,617	$53,288	8.3%	4.9%

June 30, 2015 amounts have been revised to reflect distributions separately and dividend reinvestments as inflows.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Six Months Ended
	June 30, 2016	June 30, 2015	% Change
Institutional Accounts
Assets under management, beginning of period	$26,105	$26,201
Inflows	3,398	1,706
Outflows	(1,069)	(1,510)
Net inflows	2,329	196
Market appreciation (depreciation)	2,552	(769)
Distributions	(1,405)	(1,083)
Total increase (decrease)	3,476	(1,656)
Assets under management, end of period	$29,581	$24,545	20.5%
Percentage of total assets under management	50.4%	48.9%
Average assets under management for period	$26,916	$26,508	1.5%

Open-end Funds
Assets under management, beginning of period	$17,460	$17,131
Inflows	4,415	3,851
Outflows	(2,940)	(3,236)
Net inflows	1,475	615
Market appreciation (depreciation)	1,350	(451)
Distributions	(508)	(1,059)
Total increase (decrease)	2,317	(895)
Assets under management, end of period	$19,777	$16,236	21.8%
Percentage of total assets under management	33.7%	32.4%
Average assets under management for period	$17,895	$17,737	0.9%

Closed-end Funds
Assets under management, beginning of period	$9,029	$9,805
Inflows	—	—
Outflows	(86)	(19)
Net outflows	(86)	(19)
Market appreciation (depreciation)	693	(165)
Distributions	(245)	(254)
Total increase (decrease)	362	(438)
Assets under management, end of period	$9,391	$9,367	0.3%
Percentage of total assets under management	16.0%	18.7%
Average assets under management for period	$8,952	$9,905	(9.6%)

Total
Assets under management, beginning of period	$52,594	$53,137
Inflows	7,813	5,557
Outflows	(4,095)	(4,765)
Net inflows	3,718	792
Market appreciation (depreciation)	4,595	(1,385)
Distributions	(2,158)	(2,396)
Total increase (decrease)	6,155	(2,989)
Assets under management, end of period	$58,749	$50,148	17.2%
Average assets under management for period	$53,763	$54,150	(0.7%)

June 30, 2015 amounts have been revised to reflect distributions separately and dividend reinvestments as inflows.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Three Months Ended			% Change From
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015
Subadvisory
Assets under management, beginning of period	$19,582	$18,540	$19,242
Inflows	1,036	1,073	579
Outflows	(224)	(260)	(277)
Net inflows	812	813	302
Market appreciation (depreciation)	992	882	(1,477)
Distributions	(752)	(653)	(544)
Total increase (decrease)	1,052	1,042	(1,719)
Assets under management, end of period	$20,634	$19,582	$17,523	5.4%	17.8%
Percentage of institutional assets under management	69.8%	70.3%	71.4%
Average assets under management for period	$19,598	$18,057	$18,582	8.5%	5.5%

Advisory
Assets under management, beginning of period	$8,275	$7,565	$7,462
Inflows	590	699	202
Outflows	(263)	(322)	(229)
Net inflows (outflows)	327	377	(27)
Market appreciation (depreciation)	345	333	(413)
Total increase (decrease)	672	710	(440)
Assets under management, end of period	$8,947	$8,275	$7,022	8.1%	27.4%
Percentage of institutional assets under management	30.2%	29.7%	28.6%
Average assets under management for period	$8,459	$7,718	$7,360	9.6%	14.9%

Total Institutional Accounts
Assets under management, beginning of period	$27,857	$26,105	$26,704
Inflows	1,626	1,772	781
Outflows	(487)	(582)	(506)
Net inflows	1,139	1,190	275
Market appreciation (depreciation)	1,337	1,215	(1,890)
Distributions	(752)	(653)	(544)
Total increase (decrease)	1,724	1,752	(2,159)
Assets under management, end of period	$29,581	$27,857	$24,545	6.2%	20.5%
Average assets under management for period	$28,057	$25,775	$25,942	8.9%	8.2%

June 30, 2015 amounts have been revised to reflect distributions separately and dividend reinvestments as inflows.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Six Months Ended
	June 30, 2016	June 30, 2015	% Change
Subadvisory
Assets under management, beginning of period	$18,540	$18,857
Inflows	2,109	1,306
Outflows	(484)	(894)
Net inflows	1,625	412
Market appreciation (depreciation)	1,874	(663)
Distributions	(1,405)	(1,083)
Total increase (decrease)	2,094	(1,334)
Assets under management, end of period	$20,634	$17,523	17.8%
Percentage of institutional assets under management	69.8%	71.4%
Average assets under management for period	$18,828	$19,051	(1.2%)

Advisory
Assets under management, beginning of period	$7,565	$7,344
Inflows	1,289	400
Outflows	(585)	(616)
Net inflows (outflows)	704	(216)
Market appreciation (depreciation)	678	(106)
Total increase (decrease)	1,382	(322)
Assets under management, end of period	$8,947	$7,022	27.4%
Percentage of institutional assets under management	30.2%	28.6%
Average assets under management for period	$8,088	$7,457	8.5%

Total Institutional Accounts
Assets under management, beginning of period	$26,105	$26,201
Inflows	3,398	1,706
Outflows	(1,069)	(1,510)
Net inflows	2,329	196
Market appreciation (depreciation)	2,552	(769)
Distributions	(1,405)	(1,083)
Total increase (decrease)	3,476	(1,656)
Assets under management, end of period	$29,581	$24,545	20.5%
Average assets under management for period	$26,916	$26,508	1.5%

June 30, 2015 amounts have been revised to reflect distributions separately and dividend reinvestments as inflows.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Three Months Ended			% Change From
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015
U.S. Real Estate
Assets under management, beginning of period	$29,069	$27,814	$29,289
Inflows	2,050	1,739	1,626
Outflows	(800)	(1,004)	(1,093)
Net inflows	1,250	735	533
Market appreciation (depreciation)	1,677	1,227	(2,825)
Distributions	(1,015)	(707)	(1,393)
Total increase (decrease)	1,912	1,255	(3,685)
Assets under management, end of period	$30,981	$29,069	$25,604	6.6%	21.0%
Percentage of total assets under management	52.7%	52.8%	51.1%
Average assets under management for period	$29,266	$26,990	$27,748	8.4%	5.5%

Global/International Real Estate
Assets under management, beginning of period	$10,152	$9,476	$10,189
Inflows	185	777	417
Outflows	(490)	(468)	(412)
Net outflows (inflows)	(305)	309	5
Market appreciation (depreciation)	203	409	(480)
Distributions	(66)	(42)	(60)
Total decrease (increase)	(168)	676	(535)
Assets under management, end of period	$9,984	$10,152	$9,654	(1.7%)	3.4%
Percentage of total assets under management	17.0%	18.4%	19.3%
Average assets under management for period	$9,903	$9,444	$10,097	4.9%	(1.9%)

Preferred Securities
Assets under management, beginning of period	$8,099	$7,705	$6,732
Inflows	1,157	1,135	688
Outflows	(351)	(661)	(503)
Net inflows	806	474	185
Market appreciation (depreciation)	288	25	(90)
Distributions	(111)	(105)	(85)
Total increase	983	394	10
Assets under management, end of period	$9,082	$8,099	$6,742	12.1%	34.7%
Percentage of total assets under management	15.5%	14.7%	13.4%
Average assets under management for period	$8,572	$7,799	$6,869	9.9%	24.8%

June 30, 2015 amounts have been revised to reflect distributions separately and dividend reinvestments as inflows.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Three Months Ended			% Change From
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015
Global Listed Infrastructure
Assets under management, beginning of period	$5,272	$5,147	$5,701
Inflows	245	91	90
Outflows	(49)	(178)	(200)
Net inflows (outflows)	196	(87)	(110)
Market appreciation (depreciation)	337	253	(122)
Distributions	(45)	(41)	(47)
Total increase (decrease)	488	125	(279)
Assets under management, end of period	$5,760	$5,272	$5,422	9.3%	6.2%
Percentage of total assets under management	9.8%	9.6%	10.8%
Average assets under management for period	$5,486	$5,002	$5,766	9.7%	(4.9%)

Other
Assets under management, beginning of period	$2,467	$2,452	$2,755
Inflows	382	52	85
Outflows	(39)	(55)	(78)
Net inflows (outflows)	343	(3)	7
Market appreciation (depreciation)	145	31	(7)
Distributions	(13)	(13)	(29)
Total increase (decrease)	475	15	(29)
Assets under management, end of period	$2,942	$2,467	$2,726	19.3%	7.9%
Percentage of total assets under management	5.0%	4.5%	5.4%
Average assets under management for period	$2,682	$2,382	$2,808	12.6%	(4.5%)

Total
Assets under management, beginning of period	$55,059	$52,594	$54,666
Inflows	4,019	3,794	2,906
Outflows	(1,729)	(2,366)	(2,286)
Net inflows	2,290	1,428	620
Market appreciation (depreciation)	2,650	1,945	(3,524)
Distributions	(1,250)	(908)	(1,614)
Total increase (decrease)	3,690	2,465	(4,518)
Assets under management, end of period	$58,749	$55,059	$50,148	6.7%	17.2%
Average assets under management for period	$55,909	$51,617	$53,288	8.3%	4.9%

June 30, 2015 amounts have been revised to reflect distributions separately and dividend reinvestments as inflows.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Six Months Ended
	June 30, 2016	June 30, 2015	% Change
U.S. Real Estate
Assets under management, beginning of period	$27,814	$28,357
Inflows	3,789	2,794
Outflows	(1,804)	(2,171)
Net inflows	1,985	623
Market appreciation (depreciation)	2,904	(1,395)
Distributions	(1,722)	(1,981)
Total increase (decrease)	3,167	(2,753)
Assets under management, end of period	$30,981	$25,604	21.0%
Percentage of total assets under management	52.7%	51.1%
Average assets under management for period	$28,128	$28,682	(1.9%)

Global/International Real Estate
Assets under management, beginning of period	$9,476	$10,184
Inflows	962	692
Outflows	(958)	(1,114)
Net inflows (outflows)	4	(422)
Market appreciation	612	8
Distributions	(108)	(116)
Total increase (decrease)	508	(530)
Assets under management, end of period	$9,984	$9,654	3.4%
Percentage of total assets under management	17.0%	19.3%
Average assets under management for period	$9,673	$10,262	(5.7%)

Preferred Securities
Assets under management, beginning of period	$7,705	$6,342
Inflows	2,292	1,397
Outflows	(1,012)	(970)
Net inflows	1,280	427
Market appreciation	313	138
Distributions	(216)	(165)
Total increase	1,377	400
Assets under management, end of period	$9,082	$6,742	34.7%
Percentage of total assets under management	15.5%	13.4%
Average assets under management for period	$8,185	$6,734	21.5%

June 30, 2015 amounts have been revised to reflect distributions separately and dividend reinvestments as inflows.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Six Months Ended
	June 30, 2016	June 30, 2015	% Change
Global Listed Infrastructure
Assets under management, beginning of period	$5,147	$5,697
Inflows	336	299
Outflows	(227)	(357)
Net inflows (outflows)	109	(58)
Market appreciation (depreciation)	590	(126)
Distributions	(86)	(91)
Total increase (decrease)	613	(275)
Assets under management, end of period	$5,760	$5,422	6.2%
Percentage of total assets under management	9.8%	10.8%
Average assets under management for period	$5,244	$5,726	(8.4%)

Other
Assets under management, beginning of period	$2,452	$2,557
Inflows	434	375
Outflows	(94)	(153)
Net inflows	340	222
Market appreciation (depreciation)	176	(10)
Distributions	(26)	(43)
Total increase	490	169
Assets under management, end of period	$2,942	$2,726	7.9%
Percentage of total assets under management	5.0%	5.4%
Average assets under management for period	$2,533	$2,746	(7.8%)

Total
Assets under management, beginning of period	$52,594	$53,137
Inflows	7,813	5,557
Outflows	(4,095)	(4,765)
Net inflows	3,718	792
Market appreciation (depreciation)	4,595	(1,385)
Distributions	(2,158)	(2,396)
Total increase (decrease)	6,155	(2,989)
Assets under management, end of period	$58,749	$50,148	17.2%
Average assets under management for period	$53,763	$54,150	(0.7%)

June 30, 2015 amounts have been revised to reflect distributions separately and dividend reinvestments as inflows.

Non-GAAP Reconciliation
Management believes that use of these non-GAAP financial measures may enhance the evaluation of the company’s results, as they provide greater transparency into the company's operating results and allow for a more appropriate comparison with industry peers. In addition, these non-GAAP financial measures are used to prepare the company's internal management reports and by management in evaluating the company's business.
While management believes that this non-GAAP financial information is useful in evaluating the company's results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

For the Periods

(in thousands, except per share data and percentages)	Three Months Ended		Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2016	June 30, 2015
U.S. GAAP
Revenue	$86,373	$79,681	$166,054	$167,317
Expenses	$52,242	$51,374	$103,616	$101,597
Operating income	$34,131	$28,307	$62,438	$65,720
Non-operating income (loss)	$4,466	$643	$5,109	$(1,506)
Income before provision for income taxes	$38,597	$28,950	$67,547	$64,214
Provision for income taxes	$13,676	$11,083	$24,759	$24,420
Net income attributable to common stockholders	$24,808	$18,083	$42,891	$39,828
Diluted earnings per share	$0.53	$0.39	$0.93	$0.87
Operating margin	39.5%	35.5%	37.6%	39.3%

Adjustments
Employee compensation and benefits (1)	$—	$(1,945)	$(1,945)	$—
Results from seed investments:
Interest and dividends on seed investments	$(455)	$(456)	$(911)	$(662)
(Gains) losses from seed investments	$(3,815)	$(190)	$(4,005)	$1,573
Tax effect on adjustments	$(632)	$412	$(220)	$328

As Adjusted
Expenses, as adjusted	$52,242	$49,429	$101,671	$101,597
Operating income, as adjusted	$34,131	$30,252	$64,383	$65,720
Non-operating income, as adjusted	$196	$(3)	$193	$(595)
Income before provision for income taxes, as adjusted	$34,327	$30,249	$64,576	$65,125
Provision for income taxes, as adjusted (2)	$13,044	$11,495	$24,539	$24,748
Net income, as adjusted	$21,283	$18,754	$40,037	$40,377
Diluted earnings per share, as adjusted	$0.46	$0.41	$0.86	$0.88
Operating margin, as adjusted	39.5%	38.0%	38.8%	39.3%
________________________
(1)    Employee compensation and benefits expense has been reduced to exclude amounts attributable to the accelerated vesting of certain restricted stock units in the three months ended March 31, 2016.
(2)    The provision for income taxes for the periods presented is provided for at a 38% rate, which is the rate the company would pay on its earnings excluding the effect of non-operating gains and losses on seed investments and discrete items.